POWER OF ATTORNEY
Know all by these presents, I hereby
appoint Price W. Wilson,Elain H. Tippitt,
Donna L. Huete and Mark L. Jones, or any of them,
to act as my agent and
attorney-in-fact for the
purpose of completing, executing and
filing on my
behalf with the Securities and
Exchange Commission, New York Stock Exchange
or any other exchange or self regulatory body,
any Form ID, Form 3
"Initial Statement of Beneficial Ownership of Securities",
Form 4 "Statement of Changes in Beneficial Ownership of Securities",
Form 5 "Annual Statement of Beneficial
Ownership of Securities,"
or
any other similar form to report securities
ownership that may, in the opinion
of any of them be necessary, with respect to
any transaction in securities of W&T Offshore, Inc.

Nothing herein shall relieve me of the responsibility
for the accuracy of the information and
representations contained in any Form ID, Form 3,
Form 4, Form 5, or other similar form completed, executed
and filed pursuant to this power of attorney.

This power of attorney shall supersede all
similar prior powers of attorney and
will remain effective as to the agents and
attorneys-in-fact referred to above until
I revoke or amend it by written notice to
such persons or until the undersigned is no
longer required to file Form ID, Form 3, Form 4,
Form 5 or other similar form completed, executed
and filed pursuant to this power of attorney.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney
to be executed on this 11th day of July, 2006.

      /s/ Stephen L. Schroeder
      ________________

      Stephen L. Schroeder